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                                                                      EXHIBIT 11

                   OMEGA HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share


                                                                            Three Months Ended
                                                                                 March 31
                                                                       ----------------------------
                                                                          1997              1996
                                                                       ----------         ---------
Basic:
     Net earnings                                                      $  678,401           552,296
     Preferred stock dividends                                                  0            10,499
                                                                       ----------         ---------
     Net earnings to  common shareholders                                 678,401           541,497

     Shares:
       Weighted average number of shares outstanding                    8,714,777         6,929,222
                                                                       ----------         ---------

Basic earnings per common share and common equivalent share:
       Net earnings                                                        $0. 08         $    0.08
                                                                       ==========         =========


Diluted:
     Net earnings                                                      $  678,401           552,296
     Preferred stock dividends                                                  0            10,499
                                                                       ----------         ---------
     Net earnings to  common shareholders                                 678,401           541,797

     Shares:
       Weighted average number of shares outstanding                    8,714,777         6,929,222
       Assuming exercise of warrants and options,
       net of number of shares which could have been
       purchased with the exercise of such options
       (using average market price)                                       191,647           215,502
                                                                       ----------         ---------
       Weighted average number of shares,  adjusted                     8,906,424         7,144,724
                                                                       ----------         ---------

Diluted earnings per common share and common equivalent share:
       Net earnings                                                    $     0.08         $    0.08
                                                                       ==========         =========